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                                                                   EXHIBIT 10.18

                          MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING, dated as of February 27, 1998, Sets forth the material terms of the agreement reached between SEEC Inc., a corporation existing under the laws of the Commonwealth of Pennsylvania ("SEEC"), and ERA SOFTWARE SYSTEMS PRIVATE LIMITED, a corporation existing under the laws of the Republic of India ("ERA") pursuant to which SEEC TECHNOLOGIES ASIA PRIVATE LIMITED ("Purchaser"), being incorporated under the laws of the Republic of India as a majority owned subsidiary of SEEC

                                      AND

IS BASED ON UNDERSTANDING ARRIVED AT BY THE PARTIES DURING DISCUSSIONS HELD IN AUGUST 97.

"Purchaser" will purchase substantially all the assets utilized in ERA's SOFTWARE RE-ENGINEERING BUSINESS (the "Business") as follows:

1. The assets to be sold to Purchaser shall consist of all the assets of every kind, wherever located, owned or leased by ERA (collectively, the "Assets" are listed on SCHEDULE I) except for the assets which are listed on Schedule II attached to this Memorandum of Understanding (the "Excluded Assets"). The Assets will be transferred free and clear of all liens, mortgages and other encumbrances.

2. The Purchaser shall assume all operating liabilities of ERA (the "Assumed Liabilities") as of the close of business on February 28, 1998 (the "Effective Date") to the extent listed on the Closing Balance Sheet (as defined in paragraph 3). In addition, ERA shall assign to Purchaser, and the Purchaser shall assume, as of the close of business on the Effective Date, all rights and obligations under ERA's contracts, purchase orders, and other agreements except those which are related to the Excluded Liabilities (THE "EXCLUDED LIABILITIES" ARE LISTED IN SCHEDULE IV) or the Excluded Assets (collectively, the "Contracts"). Except for the Assumed Liabilities which are listed in Schedule III, the Purchaser shall not be responsible for (i) any other liability or obligation of ERA other than the obligations under the Contracts or (ii) any liability which was listed on the July 31, 1997 Balance Sheet of ERA (the "Balance Sheet") and which is listed on Schedule II of this Memorandum of Understanding.

3. The purchase price for the Assets shall be US $900,000 subject to adjustment as follows: The purchase price shall be increased on a dollar for dollar basis to the extent that the Assets minus the Acquired Liabilities (the "Acquired Book Value") as reflected on the Closing Balance Sheet exceed the Acquired Book Value as of July 31, 1997 (the "July Acquired Book Value") as reflected on the Balance Sheet; the purchase price shall be decreased on a dollar for dollar basis to the extent that the Acquired Book Value is less than the July Acquired Book Value. The Acquired Book Value will be determined by reference to ERA's balance sheet as of the close of business on the Effective Date (the "Closing Balance Sheet") prepared by the Purchaser's auditors as soon as practicable after the date of this Memorandum of Understanding. The Closing Balance Sheet will be prepared in accordance with generally accepted accounting principles, and on a basis consistent with the Balance Sheet. The closing of the transaction (the "Closing") will occur within twenty days after the Purchaser's auditors have prepared the Closing Balance Sheet. THE PURCHASE PRICE WILL COMPRISE VALUE OF TANGIBLE ASSETS AND INTANGIBLES MAINLY ASSOCIATED WITH THE BUSINESS TRANSFERRED. TANGIBLE ASSETS WILL BE VALUED AT NET BOOK VALUE FOR ALL ASSETS IN THE BALANCE SHEET OF JULY 31 AND ON PURCHASE VALUE ASSETS ACQUIRED THERE ON. THE REMAINING PURCHASE PRICE WILL BE FOR GOOD WILL. THE BIFURCATION OF THE PURCHASE PRICE INTO THE ABOVE COMPONENTS IS GIVEN IN SCHEDULE VI.

    The parties acknowledge and agree that the Acquired Book Value and the July Acquired
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    Book Value shall be calculated in US Dollars using the currency exchange rate of rupee to US Dollar on February 28, 1998 and July 31, 1997 as published in the Wall Street Journal (the "Exchange Rate") on the next business day following each such date. The parties further agree that the purchase price shall be adjusted, up or down, to reflect the Exchange Rate on the Closing Date.

4. All profits and losses generated by the "Business" after the Effective Date will be to the account of the Purchaser. Until the closing, ERA shall operate its business in the ordinary and usual course, shall not make any dividends or other distributions to its shareholders, and shall not without first obtaining the prior consent of the Purchaser, enter into any agreements with any third parties (including its employees) connected to "Business" except in the ordinary course of business.

5. The Purchaser will offer employment to all of ERA's Employees. ERA shall use its best efforts to encourage each such employee to accept employment with the purchaser.

6.  ERA represents and warrants to Purchaser and to SEEC:

A. Since July 31, 1997, (i) the Business has been operated only in the usual course and (ii) there has not been any material adverse change in the Assets, the Business or its prospects for the future.

B. The Balance Sheet and the Profit and Loss Account for the year ended July 31, 1997 which were provided to SEEC by ERA have been compiled in accordance with generally accepted accounting principles, and fairly present, in all material respects, the financial position and the results of the operations of the Business as of and for the year ended July 31, 1997. Except as set forth on Schedule 3 attached to this Memorandum of Understanding ERA has no liabilities or obligations of any kind, which are not set forth on the Balance Sheet.

C. ERA (i) is not in default or in breach of any of the terms of the Contracts and (ii) is not aware of any fact or circumstance which would adversely affected any right it may have under any of the Contracts. All of the Contracts may be assigned to Purchaser without the consent of any other party.

7.  At Closing, the following transactions will take place:

A. ERA will execute and deliver such bills of sale, deeds, assignment agreements and other transfer documents sufficient to transfer the Assets to the Purchaser;

B. The Purchase will pay the Purchase Price by wire transfer or other immediately available funds, and ERA shall place US $100,000 of the purchase price in an escrow account at Closing to be held for one year as security for its indemnification obligations under the Definitive Agreement (as defined in paragraph 8);

C. SEEC and ERA will execute and deliver a Termination Agreement in form and substance satisfactory to SEEC pursuant to which (i) the Marketing Agreement dated March 1, 1996 between the SEEC and ERA (the "Marketing Agreement") and the Product Purchase Agreement date March 31, 1996 between SEEC and ERA (the "Product Agreement") shall each be terminated as of the Effective Date for no additional consideration to be made by SEEC, (ii) SEEC shall surrender its ownership interest in ERA as of the Effective Date.

D. The parties shall execute and deliver such other certificates and documents as are customary and usual in a transaction of this type.

E.  Time schedule for the transactions of MOU is given in Schedule V.
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8.  The parties agree to memorialize their agreement in a definitive asset purchase containing all the terms set forth in this Memorandum of Understanding and such other terms and conditions, representations and warranties, covenants and indemnification as are customary and usual in a transaction of this type, including ERA's covenant not to compete with the Purchaser (the "Definitive Agreement").

9. This Memorandum of Understanding is intended to be a legally binding agreement, enforceable in accordance with its terms.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

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
ATTEST:                                         ERA SOFTWARE SYSTEMS PRIVATE LIMITED

/s/ G. PADMAJA                                  By: /s/ KISHORE BUDDHIRAJU
-----------------------------------                 -----------------------------------------
Title: Executive Secretary                      Title: President


ATTEST:                                         SEEC, INC.

/s/JOHN D. GODFREY                              By: /s/ RICHARD J. GOLDBACH
-----------------------------------                 -----------------------------------------
Title: Vice President and Secretary             Title: Treasurer and Chief Financial Officer


ATTEST:                                         SEEC TECHNOLOGIES ASIA PRIVATE LIMITED
                                                (Under Incorporation)

/s/R. RAMANAN                                   By: /s/ ASHOK K. AGARWAL
-----------------------------------                 -----------------------------------------
Title: Vice President                           Title: Director
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